EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Oak Tree Medical Systems, Inc.'s Public Relations Consulting Agreement with Gotham City Corporate Relations Group, Inc. of our report dated August 13, 1996 (August 29, 1996 as to Note 12), included in Oak Tree Medical Systems, Inc.'s Annual Report on Form 10-KSB previously filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

/s/ Simon Krowitz Bolin & Associates, P.A.
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SIMON, KROWITZ, BOLIN & ASSOCIATES, P.A.

Rockville, Maryland
January 10, 1997